Exhibit 23.2

Consent Of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-3 No. 333- 208288) of Five Star Quality Care, Inc.;

(2)Registration Statement (Form S-8 No. 333- 161186) pertaining to the 2001 Stock Option and Stock Incentive Plan of Five Star Quality Care, Inc.; and

(3)Registration Statement (Form S-8 No. 333- 201203) pertaining to the Five Star Quality Care, Inc. 2014 Equity Compensation Plan;

of our report dated September 17, 2014 with respect to the consolidated financial statements of Five Star Quality Care, Inc. for the year ended December 31, 2013 included in this Form 10-K for the year ended December 31, 2015.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 2, 2016